Exhibit o (i) under Form N-1A
                                              Exhibit 24 under Item 601/Reg. S-K


                                   POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of TAX-FREE INSTRUMENTS TRUST and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES                             TITLE                              DATE
----------                             -----                              ----



John F. Donahue /s/                    Chairman and Trustee(Chief
  May 15, 2000
John F. Donahue                        Executive Officer)

Glen R. Johnson /s/                    President                  May 15, 2000
Glen R. Johnson

Richard J. Thomas /s/              Treasurer (Principal Financial May 15, 2000
Richard J. Thomas                      and Accounting Officer)

Thomas G. Bigley /s/                   Trustee                    May 15, 2000
Thomas G. Bigley

John T Conroy, Jr. /s/                 Trustee                    May 15, 2000
John T. Conroy, Jr.

Lawrence D. Ellis, M.D. /s/            Trustee                    May 15, 2000
Lawrence D. Ellis, M.D.

Peter E. Madden /s/                    Trustee                    May 15, 2000
Peter E. Madden

Charles F. Mansfield, Jr. /s/          Trustee                    May 15, 2000
Charles F. Mansfield, Jr.

John E. Murray, Jr. /s/                Trustee                    May 15, 2000
John E. Murray, Jr.

Marjorie P. Smuts /s/                  Trustee                    May 15, 2000
Marjorie P. Smuts

John S. Walsh /s/                      Trustee                    May 15, 2000
John S. Walsh

Sworn to and subscribed before me this 15th day of May, 2000.

Janice L. Vandenberg /s/
Janice L. Vandenberg

Notarial Seal

Janice L. Vandenberg, Notary Public
Pittsburgh, Allegheny County
My Commission Expires July 4, 2002
Member, Pennsylvania Association of Notaries